EXHIBIT 99.1

Surmodics Reports Second Quarter of Fiscal Year 2025 Financial Results; Introduces Fiscal Year 2025 Financial Guidance

April 30, 2025 07:00 a.m. ET

EDEN PRAIRIE, Minn. – Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today reported financial results for its second quarter ended March 31, 2025, and introduced its financial guidance for the fiscal year ending September 30, 2025.

Second Quarter Fiscal 2025 Financial Summary

•
Total Revenue of $28.1 million, a decrease of 12% year-over-year
•
Total Revenue excluding SurVeil™ drug-coated balloon (“DCB”) license fee revenue(1) of $27.8 million, a decrease of 10% year-over-year
•
GAAP loss of $(5.2) million, compared to net income of $0.2 million in the prior-year period
•
Adjusted EBITDA(2) of $1.9 million, compared to $4.8 million in the prior-year period

Second Quarter and Recent Business Highlights

•
On February 3, 2025, Surmodics announced the successful early clinical use of the Pounce™ XL Thrombectomy System, which is intended for removal of thrombi and emboli from peripheral arteries ranging from 5.5–10 mm in diameter, sizes typical of iliac and femoral arteries.
•
On March 6, 2025, the U.S. Federal Trade Commission (“FTC”) voted to issue an administrative complaint and authorized its staff to seek to block the pending acquisition of Surmodics by an affiliate of GTCR LLC (“GTCR”) in federal court. The transaction remains subject to the successful resolution of the FTC litigation and the closing conditions of merger agreement related to the transaction.
•
On April 3, 2025, Surmodics announced the commercial release of the Pounce XL Thrombectomy System, enabling rapid non-surgical clot removal in iliac and femoral arteries. With the addition of Pounce XL, Surmodics’ fully mechanical Pounce Thrombectomy Platform can now remove thrombi or emboli throughout the lower and upper extremities without aspiration, thrombolysis, or capital equipment.
•
On April 22, 2025, Surmodics announced the publication of the TRANSCEND clinical trial, a global randomized study demonstrating the SurVeil™ drug-coated balloon (DCB) is non-inferior to the IN.PACT™ Admiral™ DCB for safety and efficacy in patients with femoropopliteal arterial disease while using a substantially lower drug dose.

“In second quarter of fiscal 2025, our total revenue performance on a year-over-year basis was challenged by $3.3 million of lower revenue related to our SurVeil DCB, and by $1.4 million of performance coating royalty and license fee catch-up payments received from our customers in the prior year period,” said Gary Maharaj, President and CEO of Surmodics, Inc. “While we are disappointed by their impact on our performance, these two headwinds were anticipated and the rest of our business remained stable on an underlying basis, generating modest revenue growth year-over-year.”

Mr. Maharaj continued, “Operationally, our team has been focused on advancing our strategy to facilitate the long-term growth of our products, control expenses across our organization, and complete the pending acquisition of the company by an affiliate of GTCR. With respect to the first of these three initiatives, our sales team continued to drive adoption of our Pounce Thrombectomy Platform during the second quarter, generating almost 25% growth in sales of these products year-over-year. We also expanded our Pounce platform by completing the limited market evaluations for Pounce XL Thrombectomy and facilitating its commercial launch. In parallel, we made strong progress in building our customer pipeline for Preside™, our next generation hydrophilic medical device coating, while driving growth in sales of our IVD products. With respect to our second initiative, despite $2.5 million of merger-related expenses in the second quarter of fiscal 2025, we achieved flat growth in operating expenses year-over-year, excluding product costs. Lastly, we have been working diligently to respond to the FTC’s administrative complaint challenging the proposed merger.”

Surmodics Second Quarter Fiscal 2025 Results

Mr. Maharaj concluded: “We are introducing financial guidance today to provide enhanced transparency regarding our expectations for the balance of fiscal 2025. Our team continues to focus this year on advancing our strategic initiatives with the goal of creating value for our stakeholders. Looking ahead, we remain confident in the longer-term prospects of our business segments, given the significant commercial scale and strong profitability profile of our industry-leading medical device performance coating technologies and IVD products, combined with our differentiated portfolio of medical devices for vascular interventional treatment.”

Second Quarter Fiscal 2025 Financial Results

	Three Months Ended March 31,		Increase (Decrease)
	2025	2024	$	%
Revenue:
Medical Device	$20,709	$24,826	$(4,117)	(17)%
In Vitro Diagnostics	7,376	7,132	244	3%
Total revenue	$28,085	$31,958	$(3,873)	(12)%

Total revenue decreased $3.9 million, or 12%, to $28.1 million, compared to $32.0 million in the second quarter of fiscal 2024. Total revenue included $0.3 million of SurVeil DCB license fee revenue, compared to $1.1 million in the second quarter of fiscal 2024. The decrease in SurVeil DCB license fee revenue was driven by lower expenses related to the TRANSCEND clinical trial, which was completed in the second quarter of 2025. Total revenue in the second quarter of 2025 was also unfavorably impacted by a $2.4 million decrease in SurVeil DCB product sales revenue compared to the second quarter of fiscal 2024, driven primarily by lower demand for commercial shipments from Abbott, the Company’s exclusive distribution partner for the product.

Medical Device revenue decreased $4.1 million, or 17%, to $20.7 million, compared to $24.8 million in the second quarter of fiscal 2024. Excluding SurVeil DCB license fee(1) in both periods, Medical Device revenue decreased $3.3 million, or 14% to $20.4 million, compared to $23.7 million in the second quarter of fiscal 2024.

Medical Device product sales decreased $3.4 million, or 31%, to $7.7 million, compared to $11.1 million in the second quarter of fiscal 2024. The decrease in Medical Device product sales was driven primarily by the aforementioned decline in SurVeil DCB product sales revenue and, to a lesser extent, by a decrease in sales of performance coating reagents as a result of active management of inventory levels by certain customers. The decrease was partially offset by continued growth in sales of the Pounce Thrombectomy Platform.

Medical Device performance coating royalties and license fee revenue decreased $0.7 million, or 7%, to $9.6 million, compared to $10.3 million in the second quarter of fiscal 2024. Medical device performance coating royalties and license fee revenue in the second quarter of fiscal 2024 benefited from $1.4 million in catch-up payments reported by customers. The company continues to experience continued growth in customer utilization of its Serene™ hydrophilic coating.

In Vitro Diagnostics (“IVD”) revenue increased $0.2 million, or 3%, to $7.4 million, compared to $7.1 million in the second quarter of fiscal 2024, driven by favorable order timing of the company’s distributed antigen and colorimetric substrate products, offset by a decline in microarray slide/surface revenue.

Product gross profit(3) decreased $3.8 million, or 35%, to $7.2 million, compared to $11.0 million in the second quarter of fiscal 2024. Product gross margin(3)was 47.8%, compared to 60.8% in the second quarter of 2024. The decrease in product gross margins was primarily driven by a $2.8 million decline in SurVeil DCB product gross profit, compared to the second quarter of fiscal 2024, as a result of under absorption and production inefficiencies associated with below-scale production and the expiration and potential expiration of raw material inventory. The decrease was partially offset by continued gross margin growth of the Pounce Thrombectomy Platform.

Surmodics Second Quarter Fiscal 2025 Results

Operating costs and expenses, excluding product costs, increased $0.1 million in the second quarter of fiscal 2025 to $24.3 million, compared to $24.2 million in the second quarter of fiscal 2024. The increase was primarily driven by $2.5 million of merger-related charges(5) incurred in the second quarter of fiscal 2025 associated with the pending acquisition of Surmodics by GTCR. These costs were reported in selling, general and administrative expense.

GAAP net loss was $(5.2) million, or $(0.36) per diluted share, compared to GAAP net income of $0.2 million, or $0.02 per diluted share in the second quarter of fiscal 2024. Non-GAAP net loss(4) was $(1.9) million, or $(0.13) per diluted share,(4) compared to Non-GAAP net income(4) of $1.1 million, or $0.07 per diluted share(4)in the second quarter of fiscal 2024.

Adjusted EBITDA(2) was $1.9 million, compared to $4.8 million in the second quarter of fiscal 2024.

Balance Sheet Summary

As of March 31, 2025, Surmodics reported $31.1 million in cash and investments, $5.0 million in outstanding borrowings on its revolving credit facility, and $25.0 million in outstanding borrowings on its term loan facility. The company had access to approximately $13.7 million in additional debt capital under its revolving credit facility as of March 31, 2025.

Surmodics reported $0.9 million in cash provided by operating activities and $0.3 in capital expenditures in the second quarter of fiscal 2025. In the second quarter of fiscal 2025, cash and investments increased by $1.0 million in the second quarter of fiscal 2025, which consisted of the change in the combined balance of cash and cash equivalents and investments in available-for-sale securities from December 31, 2024 to March 31, 2025.

Fiscal Year 2025 Financial Guidance

Surmodics expects fiscal 2025 total revenue to range from $114 million to $117 million, representing a decrease of 10% to 7% compared to fiscal 2024. Excluding SurVeil DCB license fee revenue,(1) Surmodics expects fiscal 2025 total revenue to range from $112.5 million to $115.5 million, representing a decrease of 7% to 5% compared to fiscal 2024 .

As previously disclosed, the company expects fiscal 2025 financial performance to remain impacted by lower SurVeil DCB license fee and product revenue. Given the completion of the TRANSCEND pivotal clinical trial in the second quarter of fiscal 2025, the company continues to expect SurVeil DCB license fee revenue to decrease by $3.6 million in fiscal 2025, with no further recognition of SurVeil DCB license fee revenue subsequent to March 31, 2025. The company expects SurVeil DCB product revenue to decrease by approximately $7.0 million in fiscal 2025, driven primarily by lower demand for commercial shipments from Abbott, the Company’s exclusive distribution partner for the product.

The company expects fiscal 2025 GAAP net loss to range from $(1.60) to $(1.40) per diluted share. Non-GAAP net loss in fiscal 2025 is expected to range from $(0.62) to $(0.42) per diluted share.

The company’s GAAP and non-GAAP net loss per diluted share guidance assumes approximately $10.8 million of merger-related charges in fiscal 2025, compared to $3.7 million in fiscal 2024.

Surmodics’ fiscal 2025 financial guidance does not reflect possible tariff impacts. The company’s tariff exposure related to its supply chain, including raw materials, components and products sourced outside represents a modest percentage of its total product sales. The company’s tariff exposure related to sales by its customers of medical devices and diagnostic test kits, which utilize Surmodics’ chemical components and medical device coatings, on which Surmodics generates product and royalty revenue, is difficult to quantify as Surmodics’ has customers who manufacture their products in the U.S. and abroad and sell or distribute those products in the U.S. and abroad. International trade actions announced, threatened or implemented by the U.S. or other countries, and uncertainty related to such trade actions and our customers response to these actions are unpredictable.

Conference Call

Given the pending acquisition by GTCR, Surmodics will not be hosting a live webcast and conference call to discuss the second quarter of fiscal 2025 financial results and accomplishments.

Surmodics Second Quarter Fiscal 2025 Results

About the Pending Acquisition of Surmodics by GTCR

On May 29, 2024, Surmodics announced it had entered into a definitive agreement to be acquired by GTCR, a leading private equity firm with a long track record of investment expertise across healthcare and healthcare technology. Under the terms of the agreement, an affiliate of GTCR will acquire all outstanding shares of Surmodics (the “Merger”). Surmodics shareholders will receive $43.00 per share in cash, for a total equity valuation of approximately $627 million. The transaction will be financed through a combination of committed equity from funds affiliated with GTCR and committed debt financing. Upon completion of the transaction, Surmodics will be a privately held company and its common stock will no longer be listed on The Nasdaq Stock Exchange.

The Merger was approved by Surmodics’ shareholders at a special meeting on August 13, 2024.

On March 6, 2025, the FTC voted to issue an administrative complaint and authorized its staff to seek to block the Merger in a federal court. The Merger remains subject to the successful resolution of the FTC litigation and the conditions of merger agreement related to the Merger.

About Surmodics, Inc.

Surmodics, Inc. is a leading provider of performance coating technologies for intravascular medical devices and chemical and biological components for in vitro diagnostic immunoassay tests and microarrays. Surmodics also develops and commercializes highly differentiated vascular intervention medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the company’s expertise in proprietary surface modification and drug-delivery coating technologies, along with its device design, development and manufacturing capabilities. The company’s mission is to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-looking Statements

This press release, and disclosures related to it, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements regarding: the company’s strategy, including facilitating the long-term growth of products and controlling costs; the pending Merger and its consequences, including the expected financing of the Merger, the expectation that the company will be privately held after the Merger; and conditions for consummation of the Merger; key growth strategies; confidence in the longer-term prospects of our business segments; our fiscal 2025 financial guidance and related statements and assumptions, including statements regarding expected revenue for fiscal 2025 year, excluding SurVeil DCB license fees, our expectations regarding SurVeil DCB license fees revenue and product revenue, the expected range of our GAAP and non-GAAP loss per share for fiscal 2025, and expected merger related charges in fiscal 2025; and expectations about the company’s exposure to the impact of tariffs, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) risks related to the consummation of the proposed Merger, including the risks that (a) the Merger may not be consummated, (b) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied, including the absence of any injunction or other legal restraint or prohibition that would prevent or prohibit the consummation of the Merger, such as the voluntary agreement being in effect with the U.S. Federal Trade Commission (d) all or part of Parent’s financing may not become available, and (e) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent the company from specifically enforcing Parent’s obligations under the Merger Agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the Merger Agreement may have on the company or its business, including the risks that (a) the company’s stock price may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the company to pay the buyer a termination fee of $20,380,000, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the company and its business, including the risks that as a result

Surmodics Second Quarter Fiscal 2025 Results

(a) the company’s business, operating results or stock price may suffer, (b) the company’s current plans and operations may be disrupted, (c) the company’s ability to retain or recruit key employees may be adversely affected, (d) the company’s business relationships (including, customers, and suppliers) may be adversely affected, or (e) the company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the company’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including proceedings related to the Merger and instituted against the company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) our ability to successfully commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), Sundance™ DCB, and other proprietary products; (8) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market, and sell products incorporating our technologies; (9) possible adverse market conditions and possible adverse impacts on our cash flows; (10) our ability to successfully and profitably produce and commercialize our vascular intervention products; (11) supply chain constraints; (12) whether our operating expenses are effective in generating profitable revenues; (13) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and subsequent SEC filings. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including total revenue excluding SurVeil DCB license fee revenue, Medical Device revenue excluding SurVeil DCB license fee revenue, EBITDA and Adjusted EBITDA, non-GAAP operating income (loss), non-GAAP operating income (loss) percentage, non-GAAP income (loss) before income taxes, non-GAAP net (loss) income, and non-GAAP (loss) income per diluted share. We believe that these non-GAAP measures, when read in conjunction with the company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We also are providing guidance on a range of non-GAAP revenue and loss per diluted share for fiscal 2025. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Revenue:
Product sales	$14,993	$18,099	$31,541	$36,926
Royalties and license fees	9,907	11,411	20,541	20,590
Research, development and other	3,185	2,448	5,925	4,994
Total revenue	28,085	31,958	58,007	62,510
Operating costs and expenses:
Product costs	7,830	7,101	15,255	15,904
Research and development	8,367	10,229	17,308	18,893
Selling, general and administrative	15,045	13,093	30,219	25,630
Acquired intangible asset amortization	853	876	1,716	1,746
Total operating costs and expenses	32,095	31,299	64,498	62,173
Operating (loss) income	(4,010)	659	(6,491)	337
Other expense, net	(672)	(493)	(1,135)	(895)
(Loss) income before income taxes	(4,682)	166	(7,626)	(558)
Income tax benefit (expense)	(527)	81	(1,234)	19
Net (loss) income	$(5,209)	$247	$(8,860)	$(539)

Basic net (loss) income per share	$(0.36)	$0.02	$(0.62)	$(0.04)
Diluted net (loss) income per share	$(0.36)	$0.02	$(0.62)	$(0.04)

Weighted average number of shares outstanding:
Basic	14,278	14,152	14,255	14,127
Diluted	14,278	14,182	14,255	14,127

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	September 30,
	2025	2024
Assets	(Unaudited)	(See Note)
Current Assets:
Cash and cash equivalents	$29,183	$36,115
Available-for-sale securities	1,965	3,997
Accounts receivable, net	11,589	13,292
Contract assets	9,697	9,872
Inventories	16,060	15,168
Prepaids and other	3,253	2,860
Total Current Assets	71,747	81,304
Property and equipment, net	23,281	24,956
Intangible assets, net	21,088	23,569
Goodwill	43,660	44,640
Other assets	3,438	4,093
Total Assets	$163,214	$178,562
Liabilities and Stockholders’ Equity
Current Liabilities:
Deferred revenue	338	1,619
Income tax payable	—	1,244
Other current liabilities	13,612	17,680
Total Current Liabilities	13,950	20,543
Long-term debt, net	29,628	29,554
Deferred income taxes	1,607	1,785
Other long-term liabilities	7,783	7,783
Total Liabilities	52,968	59,665
Total Stockholders’ Equity	110,246	118,897
Total Liabilities and Stockholders’ Equity	$163,214	$178,562

Note: Derived from audited financial statements as of the date indicated.

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Six Months Ended March 31,
	2025	2024
Operating Activities:
Net loss	$(8,860)	$(539)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,222	4,429
Stock-based compensation	3,107	4,094
Noncash lease expense	420	397
Amortization of debt issuance costs	151	144
Provision for credit losses	49	27
Deferred taxes	(121)	(189)
Other	5	(268)
Change in operating assets and liabilities:
Accounts receivable and contract assets	2,009	(4,337)
Inventories	(892)	(565)
Prepaids and other	793	2,740
Accounts payable	329	4
Accrued liabilities	(5,801)	(5,007)
Income taxes	(1,075)	(279)
Deferred revenue	(1,281)	(2,028)
Net cash (used in) provided by operating activities	(6,945)	(1,377)
Investing Activities:
Purchases of property and equipment	(621)	(1,991)
Purchases of available-for-sale securities	(1,961)	(13,682)
Maturities of available-for-sale securities	4,000	10,000
Net cash (used in) provided by investing activities	1,418	(5,673)
Financing Activities:
Issuance of common stock	169	570
Payments for taxes related to net share settlement of equity awards	(1,324)	(1,093)
Payments for acquisition of in-process research and development	—	(931)
Net cash (used in) provided by financing activities	(1,155)	(1,454)
Effect of exchange rate changes on cash and cash equivalents	(250)	115
Net change in cash and cash equivalents	(6,932)	(8,389)
Cash and Cash Equivalents:
Beginning of period	36,115	41,419
End of period	$29,183	$33,030

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Supplemental Revenue Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Increase (Decrease)
	2025	2024	$	%
Medical Device Revenue
Product sales	$7,714	$11,100	$(3,386)	(31)%
Royalties & license fees – performance coatings	9,642	10,323	(681)	(7)%
License fees – SurVeil DCB(1)	265	1,088	(823)	(76)%
R&D and other	3,088	2,315	773	33%
Medical Device revenue	20,709	24,826	(4,117)	(17)%

In Vitro Diagnostics Revenue
Product sales	7,279	6,999	280	4%
R&D and other	97	133	(36)	(27)%
In Vitro Diagnostics revenue	7,376	7,132	244	3%
Total Revenue	$28,085	$31,958	$(3,873)	(12)%

Medical Device Revenue, excluding SurVeil DCB license fees(1)	$20,444	$23,738	$(3,294)	(14)%
Total Revenue, excluding SurVeil DCB license fees(1)	$27,820	$30,870	$(3,050)	(10)%

	Six Months Ended March 31,		Increase (Decrease)
	2025	2024	$	%
Medical Device Revenue
Product sales	$17,830	$23,050	$(5,220)	(23)%
Royalties & license fees – performance coatings	19,025	18,531	494	3%
License fees – SurVeil DCB(1)	1,516	2,059	(543)	(26)%
R&D and other	5,619	4,731	888	19%
Medical Device revenue	43,990	48,371	(4,381)	(9)%

In Vitro Diagnostics Revenue
Product sales	13,711	13,876	(165)	(1)%
R&D and other	306	263	43	16%
In Vitro Diagnostics revenue	14,017	14,139	(122)	(1)%
Total Revenue	$58,007	$62,510	$(4,503)	(7)%

Medical Device Revenue, excluding SurVeil DCB license fees(1)	$42,474	$46,312	$(3,838)	(8)%
Total Revenue, excluding SurVeil DCB license fees(1)	$56,491	$60,451	$(3,960)	(7)%

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Increase (Decrease)
	2025	2024	$
Operating (Loss) Income:
Medical Device	$(1,865)	$302	$(2,167)
In Vitro Diagnostics	3,337	3,356	(19)
Total segment operating income	1,472	3,658	(2,186)
Corporate	(5,482)	(2,999)	(2,483)
Total Operating (Loss) Income	$(4,010)	$659	$(4,669)

	Six Months Ended March 31,		Increase (Decrease)
	2025	2024	$
Operating (Loss) Income:
Medical Device	$(1,704)	$78	$(1,782)
In Vitro Diagnostics	6,259	6,480	(221)
Total segment operating income	4,555	6,558	(2,003)
Corporate	(11,046)	(6,221)	(4,825)
Total Operating (Loss) Income	$(6,491)	$337	$(6,828)

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation: EBITDA and Adjusted EBITDA
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Increase (Decrease)
	2025	2024	$
Net (loss) income	$(5,209)	$247	$(5,456)
Income tax expense	527	(81)	608
Depreciation and amortization	2,139	2,096	43
Interest expense, net	855	881	(26)
Investment income, net	(253)	(460)	207
EBITDA	(1,941)	2,683	(4,624)

Adjustments:
Stock-based compensation expense	1,364	2,126	(762)
Merger-related charges(5)	2,512	—	2,512
Adjusted EBITDA	$1,935	$4,809	$(2,874)

	Six Months Ended March 31,		Increase (Decrease)
	2025	2024	$
Net loss	$(8,860)	$(539)	$(8,321)
Income tax expense	1,234	(19)	1,253
Depreciation and amortization	4,222	4,429	(207)
Interest expense, net	1,737	1,777	(40)
Investment income, net	(640)	(999)	359
EBITDA	(2,307)	4,649	(6,956)

Adjustments:
Stock-based compensation expense	3,107	4,094	(987)
Merger-related charges(5)	4,776	—	4,776
Adjusted EBITDA	$5,576	$8,743	$(3,167)

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation: Net (Loss) Income and Diluted EPS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2025
	Revenue	Operating Loss		Loss Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$28,085	$(4,010)	(14.3)%	$(4,682)	$(5,209)	$(0.36)
Adjustments:
Amortization of acquired intangible assets(6)	—	853	3.0%	853	789	0.05
Merger-related charges(5)	—	2,512	8.9%	2,512	2,512	0.18
Non-GAAP	$28,085	$(645)	(2.4)%	$(1,317)	$(1,908)	$(0.13)
Diluted weighted average shares outstanding(8)						14,278

	Three Months Ended March 31, 2024
	Revenue	Operating Income		Income Before Income Taxes	Net Income(7)	Diluted EPS
GAAP	$31,958	$659	2.1%	$166	$247	$0.02
Adjustments:
Amortization of acquired intangible assets(6)	—	876	2.7%	876	810	0.05
Non-GAAP	$31,958	$1,535	4.8%	$1,042	$1,057	$0.07
Diluted weighted average shares outstanding(8)						14,182

	Six Months Ended March 31, 2025
	Revenue	Operating (Loss) Income		Loss Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$58,007	$(6,491)	(11.2)%	$(7,626)	$(8,860)	$(0.62)
Adjustments:
Amortization of acquired intangible assets(6)	—	1,716	3.0%	1,716	1,588	0.11
Merger-related charges(5)	—	4,776	8.2%	4,776	4,776	0.34
Non-GAAP	$58,007	$1	—	$(1,134)	$(2,496)	$(0.17)
Diluted weighted average shares outstanding(8)						14,255

	Six Months Ended March 31, 2024
	Revenue	Operating Income		Income Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$62,510	$337	0.5%	$(558)	$(539)	$(0.04)
Adjustments:
Amortization of acquired intangible assets(6)	—	1,746	2.8%	1,746	1,615	0.12
Non-GAAP	$62,510	$2,083	3.3%	$1,188	$1,076	$0.08
Diluted weighted average shares outstanding(8)						14,172

Surmodics Second Quarter Fiscal 2025 Results

Surmodics, Inc. and Subsidiaries

Guidance Reconciliation: Revenue
For the Fiscal Year Ending September 30, 2025

(in millions)

(Unaudited)

	Fiscal 2025 Full-Year Estimate		Increase (Decrease)
	Low	High	Low	High	Fiscal 2024
Total Revenue	$114.0	$117.0	(10)%	(7)%	$126.1
License fees – SurVeil DCB(1)	(1.5)	(1.5)	(71)%	(71)%	(5.1)
Total Revenue, excluding SurVeil DCB license fees(1)	$112.5	$115.5	(7)%	(5)%	$121.0

Surmodics, Inc. and Subsidiaries

Guidance Reconciliation: Non-GAAP Diluted EPS
For the Fiscal Year Ending September 30, 2025

(shares in thousands)

(Unaudited)

	Fiscal 2025 Full-Year Estimate
	Low	High
GAAP Diluted EPS	$(1.60)	$(1.40)
Adjustments:
Amortization of acquired intangibles per diluted share(6)	0.22	0.22
Merger related charges(5)	0.76	0.76
Non-GAAP Diluted EPS	$(0.62)	$(0.42)
Diluted weighted average shares outstanding	14,270

Surmodics Second Quarter Fiscal 2025 Results

(1)
The SurVeil DCB license fee revenue represents revenue recognition on milestone payments received under the company’s Development and Distribution Agreement with Abbott (“Abbott Agreement”). For further details, refer to Supplemental Revenue Information and Guidance Reconciliation Revenue.
(2)
For the calculation of Adjusted EBITDA, refer to GAAP to Non-GAAP Reconciliation: EBITDA and Adjusted EBITDA.
(3)
Product gross profit equals product sales less product costs, as reported on the condensed consolidated statements of operations. Product gross margin equals product gross profit as a percentage of product sales.
(4)
For the calculation of Non-GAAP net (loss) income and Non-GAAP (loss) income per diluted share (also referred to as Non-GAAP diluted EPS), refer to GAAP to Non-GAAP Reconciliation: Net (Loss) Income and Diluted EPS and Guidance Reconciliation: Non-GAAP Diluted EPS.
(5)
Merger-related charges consisted of expenses specifically associated with the proposed acquisition of Surmodics by GTCR, which were reported in selling, general and administrative expense on the condensed consolidated statements of operations. Merger-related charges were not tax deductible.
(6)
Represents amortization of business acquisition-related intangible assets and associated tax impact. A significant portion of the business acquisition-related amortization is not tax deductible.
(7)
Net (loss) income includes the effect of GAAP to Non-GAAP adjustments on income tax expense, taking into account deferred taxes net of valuation allowances, as well as non-deductible items. Income tax impacts were estimated using the applicable statutory rate (21% in the U.S. and 12.5% in Ireland).
(8)
Diluted weighted average shares outstanding used in the calculation of EPS was the same for GAAP EPS and Non-GAAP EPS for the three and six months ended March 31, 2025 and 2024.

Surmodics Investor Inquiries

Jack Powell, Investor Relations

ir@surmodics.com